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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:  JANUARY 8, 1997          COMMISSION FILE NUMBER 0-19829


                              ARGO BANCORP, INC.
            (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                    36-3620612
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation of Organization)                     Identification No.)

        7600 W. 63RD STREET                             60501-1830
         SUMMIT, ILLINOIS                               (Zip Code)
(Address of principal executive offices)


                                (718) 631-8100
             (Registrant's Telephone Number, including area code)



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ITEM 5.   Other Events
          ------------

      On December 31, 1996, Argo Bancorp, Inc. ("Company"), the holding company for Argo Federal Savings Bank, FSB, announced the sale of stock to The Deltec Banking Corporation Limited ("Deltec") in a negotiated private offering.

      Pursuant to the terms of a Stock Purchase Agreement ("Agreement") dated December 31, 1996, the Company issued and Deltec purchased 25% of the Company's Common Stock outstanding, or 111,563 2/3 shares, at a purchase price of $38.00 per share for total consideration of $4,239,419.34. Outstanding shares of Common Stock of the Company now total 446,254 2/3.

      Based on September 30, 1996 financial information, the price of $38.00 per share represents 98.1% of book value outstanding and 115.2% of fully diluted book value, and as a multiple of earnings is 11.13x primary earnings (annualized) and 11.27x fully diluted earnings (annualized).

      The Company will use the proceeds from the sale of the shares to maintain a well capitalized position at Argo Federal following its purchase of mortgage loan pools prior to year-end 1996, while continuing an asset growth rate in excess of 20% annually. Assets of the Company at November 30, 1996 totaled $214.5 million and total stockholders' equity, prior to the sale of shares, totaled $12.5 million.

      The Company also entered into a Stockholder Agreement (attached as Exhibit 1, hereto) with Deltec providing for the issuance of additional shares of the Company of Deltec as may be necessary for Deltec to maintain its 25% interest in the Company's Common Stock.

      The Stockholders Agreement also provides for Deltec to nominate one (1) director to serve on the Company's board of directors and gives Deltec registration rights with respect to shares acquired pursuant to the Stock Purchase Agreement and the Stockholder Agreement. Pursuant to regulations of the Office of Thrift Supervision ("OTS"), prior to acquiring the Company's Common Stock Deltec filed a rebuttal of change in control and entered into a Rebuttal Agreement with the OTS. The Agreements and the stock purchase may be rescinded if Deltec fails to obtain the approval of the OTS for a revise Rebuttal Agreement by March 1, 1997.


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                                  SIGNATURES



      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ARGO BANCORP, INC.
                                     -----------------------------
                                            (Registrant)


                                     By: /s/ John G. Yedinak
                                        ----------------------------------
                                        John G. Yedinak, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities and Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



Date:         January 8, 1997             By:    /s/ John G. Yedinak
        ----------------------------            -------------------------------
                                                John G. Yedinak, President and
                                                Chief Executive Officer



Date:         January 8, 1997             By:    /s/ Frances M. Pitts
       ----------------------------             -------------------------------
                                                Frances M. Pitts, Secretary


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